PRESS RELEASE
BULLET ENVIRONMENTAL TECHNOLOGIES, INC.

FOR MORE INFORMATION, CONTACT:
Cary Martin Bullet Environmental Technologies, Inc. Tel: 866-606-0000 Email: cmartin@ipm.bc.ca	Al Duncan, CFO ComCam International, Inc. Tel: 610-436-8090 Email: al@comcam.net

BULLET COMPLETES ACQUISITION OF COMCAM INTERNATIONAL, INC.
 West Chester, PA, May 29, 2002

Company blends cameras, computers, communication in
compact, scalable, high-performance devices

Bullet Environmental Technologies Inc., (NASD OTC-BB: BLLE) today announced the acquisition of ComCam International, Inc., of West Chester, Pennsylvania, USA, in a stock-for-stock transition. Management intends to change the name Bullet for "ComCam, Inc." as soon as permitted under applicable securities regulation.

The acquisition places Bullet in the forefront of the rapidly growing worldwide market for fixed and mobile digital video cameras and communication systems. ComCam's sophisticated system design and innovative video compression technology are built directly into the camera, allowing the video file size to be reduced by 300 to 500 percent above standard levels of performance. The Company's "computer-in-a-camera" SmartCAM system allows for the integration of a wide assortment of enhanced or "smart" functions and capabilities not found in any camera currently on the market.

The compressed video images and other data can be stored at the camera or transmitted immediately over any network, fixed or wireless, to devices using any data format, including cell phones, personal digital devices, personal computers, laptops and servers. ComCam's design flexibility enables use across licensed and unlicensed radio standards, thus permitting deployment of Company products to nearly 100 countries including the U.S., Japan and the European community. In addition to video applications, ComCam's products can be integrated with motion detection devices and biometric products, including facial and thumbprint recognition. SmartCAM, with its superior technology, is more cost effective than any other similar device on the market today and can be purchased for under $1,000 per unit in many cases.

Initial sales of ComCam's products have focused on the security and monitoring markets. The Company has begun to build an international distribution network, with sixteen distributors operating in ten countries in the U.S., Asia and the European community. Among the diverse uses that ComCam systems are being deployed for are: hardware and software for air cargo security for a European airline; airport security and highway traffic monitoring in Italy and Hong Kong; truck cargo security in South Africa; classified applications by the U.S. Department of Defense; and perimeter security for a major U.S. pharmaceutical firm. Demand for the Company's products is very strong, and ComCam is expanding its production capacity to meet this demand.

The Company is implementing two innovative long-term revenue opportunities. One involves the deployment of a fully integrated, back-end hosting subscription service that is billed monthly. Initial trials are underway in Pennsylvania and Texas. The service will be deployed in partnership with distributors or dealers with target markets in the commercial and residential sectors. The service includes video capture and storage and can provide multiple viewing and playback opportunities as well as Internet access. The second involves the licensing of elements of ComCam's core technology for use in other products. Licensing agreements are being awarded in terms of both a base licensing fee as well as per-unit royalty fees.

"ComCam's worldwide sales and distribution network combined with its exciting, innovative and flexible products have positioned the Company to take advantage of the world's increasing needs for security and monitoring systems," said Don Gilbreath, President. "Increased sales will allow us to expand the business into non-traditional uses, including many innovative applications in interactive telephony, wireless video conferencing and other wireless interactive camera solutions."

This press release includes statements that constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Act of 1995. In addition to the factors set forth above, other important factors that could cause actual results to differ materially include, but are not limited to, technical risks associated with new technology development, government regulatory approvals and access to working capital. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company's SEC filings. Copies of these filings may be obtained by contacting the Company or the SEC. ComCam does not undertake to update any of the forward-looking statements contained in this press release.